UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/12/2005

Radiant Systems, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-22065

Georgia	11-2749765
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3925 Brookside Parkway
Alpharetta, Georgia 30022
(Address of principal executive offices, including zip code)

(770) 576-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On December 12, 2005, Radiant Systems, Inc. entered into a definitive purchase agreement to acquire substantially all of the assets of Synchronics, Inc, a provider of business management and point-of-sale software for the retail market. Under the terms of the agreement, Radiant will acquire substantially all of Synchronics' assets for approximately $27.5 million. The purchase price consists of approximately $20 million in cash and $7.5 million in shares of restricted Radiant common stock. The acquisition is subject to customary closing conditions and is expected to close early in the first quarter of 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Systems, Inc.

Date: December 15, 2005	By:	/s/ Mark E. Haidet
Mark E. Haidet
Chief Financial Officer